Exhibit 10.5

FERRO

James F. Kirsch
Chairman, President and Chief Executive Officer

February 24, 2012

PERSONAL & CONFIDENTIAL

Addendum to February 16. 2012 Offer Letter

Jeffrey L. Rutherford

14784 River Glen Drive

Novelty, Ohio 44072

Dear Jeff:

The following provision is hereby added to the offer letter dated February 16, 2012:

Should your resignation from Park-Ohio Holdings result in the forfeiture of your earned bonus, Ferro will reimburse you for the documented amount of the forfeited bonus up to a maximum of $150,000, within the first 120 days of employment with Ferro.

If you have any questions, please give Ann Killian or me a call.

Sincerely,

James F. Kirsch

Chairman, President and Chief Executive Officer

Ferro Corporation | 6060 Parkland Boulevard | Mayfield Heights, Ohio 44124 | USA

p 216.875.5750     f 216.875.5631     www.ferro.com